Exhibit 32.2

Certification of Chief Financial Officer

I, Nathan Schlenker, Chief Financial Officer of Atlantic Express Transportation Corp. (the ‘‘Company’’), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)	the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2007, as filed with the Securities and Exchange Commission (the ‘‘Report’’), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nathan Schlenker
Nathan Schlenker Chief Financial Officer

Date: February 13, 2008

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.